Exhibit 99.1

Name and Address of Reporting Person:	Mudrick Capital Management, L.P. 527 Madison Avenue 6th Floor New York, NY 10022

Issuer Name and Ticker or Trading Symbol:	Hycroft Mining Holding Corporation [HYMC]

Date of Earliest Transaction Required to be Reported (Month/Day/Year):	October 6, 2020

Footnotes to Form 4

1.
This statement is being filed by the following Reporting Persons: Mudrick Capital Management, L.P.  (“Mudrick Capital”); Jason Mudrick, Mudrick Capital Acquisition Holdings LLC (“Sponsor”); Mudrick Capital Management, LLC (“Mudrick Capital GP”); Mudrick Distressed Opportunity Fund Global, L.P. (“Mudrick Opportunity Fund”); Mudrick Distressed Opportunity Specialty Fund, L.P. (“Mudrick Specialty Fund”); Mudrick GP, LLC (“Mudrick GP”); Mudrick Distressed Senior Secured Fund Global, L.P. (“Mudrick Senior Secured Fund”); Mudrick Senior Secured Fund GP, LLC (“Mudrick Senior Secured Fund GP”); Mudrick Distressed Opportunity Drawdown Fund, L.P. (“Mudrick Drawdown Fund”); Mudrick Distressed Opportunity Drawdown Fund GP, LLC (“Mudrick Drawdown Fund GP”); Mudrick Distressed Opportunity Drawdown Fund II, L.P. (“Mudrick Drawdown Fund II”); Mudrick Distressed Opportunity Drawdown Fund II GP, LLC (“Mudrick Drawdown Fund II GP”); and Mudrick Distressed Opportunity Drawdown Fund II SC, L.P. (“Mudrick Drawdown Fund II SC”).

2.
On October 6, 2020, certain of the Reporting Persons purchased in an underwritten public offering an aggregate of 3,222,222 Units, each consisting of one share of Class A Common Stock and one warrant, for $9.00 per Unit as follows: 644,056 by Mudrick Opportunity Fund; 1,503,553 by Mudrick Drawdown Fund II; 622,249 by Mudrick Drawdown Fund II SC; and 452,364 by certain client accounts managed by Mudrick Capital (the “Managed Accounts” and together with Mudrick Opportunity Fund, Mudrick Drawdown Fund II SC, and Mudrick Drawdown Fund II, the “Mudrick Funds”).

3.
Represents 25,203,457 shares of Class A Common Stock held as follows: 10,087,575 shares of Class A Common Stock by Mudrick Opportunity Fund; 777,935 shares of Class A Common Stock by Mudrick Specialty Fund; 2,597,293 shares of Class A Common Stock by Mudrick Drawdown Fund; 2,156,395 shares of Class A Common Stock by Mudrick Drawdown Fund II; 622,249 shares of Class A Common Stock by Mudrick Drawdown Fund II SC; 34,410 shares of Class A Common Stock by Mudrick Senior Secured Fund; and 8,927,600 shares of Class A Common Stock by the Managed Accounts.

4.
Represents 3,222,222 warrants held as follows: 644,056 Private Placement Warrants by Mudrick Opportunity Fund; 1,503,553 Private Placement Warrants by Mudrick Drawdown Fund II; 622,249 Private Placement Warrants by Mudrick Drawdown Fund II SC; and 452,364 Private Placement Warrants by the Managed Accounts.

5.
Certain of the Reporting Persons hold warrants to purchase shares of Class A Common Stock at $11.50 per share, as follows: 3,960,148 Private Placement Warrants by Mudrick Opportunity Fund; 1,530,893 Private Placement Warrants by Mudrick Drawdown Fund; 394,863 Private Placement Warrants by Mudrick Specialty Fund; 14,722 Private Placement Warrants by Mudrick Senior Secured Fund; 213,920 Private Placement Warrants by Mudrick Drawdown Fund II; and 4,381,346 Private Placement Warrants by the Managed Accounts.

6.
These warrants expire May 29, 2025 or earlier upon their redemption or the liquidation of the Issuer. These warrants may be redeemed, at a price of $0.01 per warrant, if the last sale price of the Class A Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before the notice of redemption is sent to the warrant holders; however, for so long as the Sponsor (or a permitted transferee under the applicable warrant agreement) continues to hold the warrants, the warrants may not be redeemed.

7.
Mudrick Capital is the managing member of Sponsor, is the investment manager of each of the Mudrick Funds and has voting and investment discretion with respect to the securities held by the Sponsor and the Mudrick Funds. Jason Mudrick is the sole member of each of Mudrick Capital GP, the general partner of Mudrick Capital, Mudrick Drawdown Fund GP, the general partner of Mudrick Drawdown Fund, Mudrick Drawdown Fund II GP, the general partner of Mudrick Drawdown Fund II, Mudrick Drawdown Fund II SC, Mudrick Senior Secured GP, the general partner of Mudrick Senior Secured Fund, and Mudrick GP, the general partner of Mudrick Opportunity Fund and Mudrick Specialty Fund. As such, Mudrick Capital, Mudrick Capital GP and Jason Mudrick may be deemed to have beneficial ownership of the equity securities of the Issuer owned by the Sponsor and the Mudrick Funds, Mudrick Drawdown Fund GP may be deemed to have beneficial ownership of the securities owned by Mudrick Drawdown Fund, Mudrick Drawdown Fund II GP may be deemed to have beneficial ownership of the securities owned by Mudrick Drawdown Fund II, Mudrick Senior Secured Fund GP may be deemed to beneficially own the securities owned by Mudrick Senior Secured Fund, and Mudrick GP may be deemed to beneficially own the securities owned by Mudrick Opportunity Fund and Mudrick Specialty Fund. The Reporting Persons disclaim any beneficial ownership of the reported securities other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Pursuant to Rule 16a-1(a)(4) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this filing shall not be deemed an admission that the Reporting Persons are, for purposes of Section 16 of the Exchange Act or otherwise, the beneficial owners of any equity securities of the Issuer in excess of their respective pecuniary interests.